Great Elm Capital Corp. NASDAQ: GECC Investor Presentation Quarter Ended June 30, 2022 August 4, 2022 Exhibit 99.2

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential,” “preliminary” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are: conditions in the credit markets, the price of GECC common stock, the performance of GECC’s portfolio and investment manager and risks associated with the economic impact of the COVID-19 pandemic on GECC and its portfolio companies. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the SEC. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You should consider the investment objective, risks, charges and expenses of GECC carefully before investing. GECC’s filings with the SEC contain this and other information about GECC and are available by contacting GECC at the phone number and address at the end of this presentation. The SEC also maintains a website that contains the aforementioned documents. The address of the SEC’s website is http://www.sec.gov. These documents should be read and considered carefully before investing.   The performance, distributions and financial data contained herein represent past performance, distributions and results and neither guarantees nor is indicative of future performance, distributions or results. Investment return and principal value of an investment will fluctuate so that an investor’s shares may be worth more or less than the original cost. GECC’s market price and net asset value will fluctuate with market conditions. Current performance may be lower or higher than the performance data quoted. All information and data, including portfolio holdings and performance characteristics, is as of March 31, 2022, unless otherwise noted, and is subject to change. This presentation does not constitute an offer of any securities for sale. Forward Looking Statement

Great Elm Capital Corp. Externally managed, total-return-focused BDC Significant insider ownership of GECC by GEG and its officers and directors Investment Objective To generate current income and capital appreciation by investing in debt and income generating equity securities, including actively pursuing investments in specialty finance businesses Portfolio (as of 6/30/2022) $204.6 million of portfolio fair value; $97.6 million of net asset value (“NAV”) Debt investments carry a weighted average current yield of 10.3%1 58 investments (47 debt, 11 equity) in 45 companies across 20 industries, excluding investments in SPACs Weighted average current yield is based upon the stated coupon rate and fair value of outstanding debt securities at the measurement date. About GECC

Second Quarter 2022 (Quarter Ended 6/30/2022)

NII of $1.2 million, or $0.23 per share, vs. $6.0 million, or $1.31 per share, (1Q22) and $2.1 million, or $0.54 per share (2Q21)(1) NII for the quarter ended March 31, 2022 was positively impacted by the reversal of approximately $4.9 million of previously accrued incentive fees Compares to Pro Forma Adjusted NII of $1.1 million, or $0.24 per share in 1Q22 Net Investment Income (“NII”) Second Quarter 2022: Overview Assets Distributions Cash-income-generating investments comprise 98% of investment portfolio fair market value Legacy assets comprise approximately 1% of investment portfolio fair market value or 3% of NAV Net assets of $97.6 million, or $12.84 per share, vs. $69.3 million, or $15.06 per share, (1Q22) and $91.7 million, or $23.40 per share (2Q21)(1) Our Board approved distributions for the quarters ending September 30, 2022 and December 31, 2022 at a rate of $0.45 per share ACR The per share figures are based on period end or weighted average outstanding share count for the respective period, as applicable, pro forma for the 6-for-1 reverse stock split effective on February 28, 2022. Asset coverage ratio was 166.9% vs. 147.5% (1Q22) and 166.2% (2Q21) Completed rights offering, selling approximately 3 million shares of common stock for aggregate gross proceeds of $37.5 million

Second Quarter 2022: Net Investment Income Analysis NII for the quarter ended June 30, 2022 was $1.2 million, or $0.23 per share(1), as compared to NII of $6.0 million, or $1.31 per share, for the quarter ended March 31, 2022(1) Removing the impact of expense reversal, Pro Forma Adjusted NII for the quarter ended March 31, 2022 was approximately $1.1 million, or $0.24 per share(1) Removing the impact of expense reversal, Pro Forma Adjusted NII for the quarter ended December 31, 2021 was approximately $1.9 million, or $0.42 per share(1) $ in $000s Based on weighted average shares outstanding of 4.5 million for the quarter ended December 31, 2021, 4.6 million for the quarter ended March 31, 2022 and 5.2 million for the quarter ended June 30, 2022. Expense Reversal

Second Quarter 2022: NAV Walk Net assets were approximately $97.6 million ($12.84 per share(1)) on June 30, 2022, as compared to $69.3 million ($15.06 per share(1)) on March 31, 2022 Based on shares outstanding of 4.6 million and 7.6 million, respectively, for the quarters ended March 31, 2022 and June 30, 2022.

Portfolio Review (Quarter Ended 6/30/2022)

Portfolio Review: Cash Generating Portfolio Comparison(1) Excludes defaulted and non-accrual investments, non income generating equities. As of 6/30/2022 these investments were $3.6 million of FMV and as of 3/31/2022 these investments were $4.6 million of FMV. 98% of total investments as of 6/30/2022 and 3/31/2022, respectively. Weighted average current yield is based upon the anticipated distribution rate and fair value of outstanding investments at the measurement date. Note: Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills. 6 Equity Investments $47.8 million Fair Value 15.4% Wtd. Avg. CY(3) 42 Debt Investments $153.2 million Fair Value 10.3% Wtd. Avg. CY(3) 48 Investments $201.0 million Fair Value(2) 11.5% Wtd. Avg. CY(3) 6 Equity Investments $50.2 million Fair Value 14.9% Wtd. Avg. CY(3) 35 Debt Investments $144.5 million Fair Value 10.4% Wtd. Avg. CY(3) 41 Investments $194.7 million Fair Value(2) 11.6% Wtd. Avg. CY(3) 6/30/22 Portfolio 3/31/22 Portfolio

Portfolio Review: Cash Generating Portfolio - Concentrations (1) 3/31/2022 6/30/2022 Strong Industry Diversification and Average Position Size $4.7 million Average Position Size & 18 Industries $4.2 million Average Position Size & 19 Industries Excludes defaulted, non-accrual investments and non-income generating equities. As of 6/30/2022 these investments were $3.6 million of FMV and as of 3/31/2022 these investments were $4.6 million of FMV. Note: Amounts above do not include investments in short-term securities, including United States Treasury Bills.

Portfolio Review: Cash Generating Portfolio Investment Type Mix (1) Excludes defaulted, non-accrual investments and non-income generating equities. As of 6/30/2022 these investments were $3.6 million of FMV and as of 3/31/2022 these investments were $4.6 million of FMV. Note: Amounts above do not include investments in short-term securities, including United States Treasury Bills. 3/31/2022 6/30/2022 Broadened Investment Universe and Exposure in Specialty Finance (“SF”) 11.6% Weighted Average Current Yield 11.5% Weighted Average Current Yield Note: As of 6/30/2022, 3M LIBOR = 2.29%; S&P Mid Mkt B Spread = L+620 34% in Specialty Finance 29% in Specialty Finance Note: As of 3/31/2022, 3M LIBOR = 0.96%; S&P Mid Mkt B Spread = L+546

$25.0 Million Undrawn SOFR+3.50% Credit Facility due May 2024 $42.8 million GECCN 6.50% Notes due June 2024 $45.6 million GECCM 6.75% Notes due January 2025 $57.5 million GECCO 5.875% Notes due June 2026 Attractive Funding Sources During Q2 2022, deployed $44.7 million, excluding SPACs, into 27 investments at a weighted average current yield of 9.2% Deployment of Capital During Q2 2022, monetized $34.0 million, excluding SPACs, across 21 investments, in whole or in part, at a weighted average current yield of 10.8% Includes $27.0 million of mandatory debt paydowns and redemptions at a weighted average current yield of 11.1% Includes $7.0 million from sales of investments at a weighted average current yield of 9.8% Monetization of Investments Portfolio Review: Quarterly Investment Activity

Income Generating Equity Investments Portfolio Review: Total Quarter End Portfolio Detail(1) 44 Debt Investments $153.2 million 95.6%(2) Weighted Average Price as % of Par 10.3%(2) Weighted Average Current Yield of Debt Investments 75.0% Of Portfolio in Debt Investments 10 Equity Investments, excl. SPACs Debt Investments: Equity Investments: 23.4% Excludes three non-accrual debt investments with a fair value of $0.2 million, and one equity investment with a fair value of zero. Weighted average dollar price and current yield are based upon fair value of outstanding investments and the anticipated distribution rate, as applicable, at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills. Weighted Average Current Yield of Income-Generating Equity Investments 4 $47.8 million $3.3 million 1.6% 15.4%(2) 6 Other Equity Investments Of Portfolio in Equity Investments Fair value of Equity Investments Fair value of Debt Investments

Portfolio by Asset Type ($204.6mm) Debt Investments by Rate Type ($153.2mm)(1) Weighted average fixed rate yield of 10.4%(2) Weighted average floating rate yield of 10.0%(2) Excludes $0.2 million of non-accrual securities. Weighted average fixed and floating rate current yield is based upon the stated coupon rate and fair value of outstanding debt instruments at the measurement date. Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills. Portfolio Review: Total Quarter End Asset Mix

Total Quarter End Industry Breakdown Amounts in the above tables do not include investments in short-term securities, including United States Treasury Bills.

Great Elm Specialty Finance

Increasing Focus and Allocation in Specialty Finance GECC’s Specialty Finance Platform is led by Michael Keller as it continues to expand across the “Continuum of Lending” Equity ownership in SFCs generates two levels of unique and proprietary investment exposure for investors: We believe direct investments in SFCs are largely uncorrelated to the broader syndicated credit market and have the potential to offer attractive risk-adjusted returns Ability for GECC to participate directly in underlying transactions originated by SFCs Multiple SFCs owned by one BDC will leverage institutional permanent capital and generate natural referral sources, creating a competitive advantage for the businesses GECC’s growth strategy incorporates building equity stakes in each of the key specialty finance categories across the “Continuum of Lending” as SFCs are challenged from the lack of client “stickiness.” SMBs by their nature are either growing or shrinking (and potentially going out of business) SFCs must continually find new clients as existing clients outgrow the platform, get acquired, or shut down We intend to combat this issue by investing in a number of different SFCs along the “Continuum of Lending” Inventory / P.O. / Other Factoring ABL Leveraged Loan Real Estate Lending Bridge Lending Equipment Lending

Continuum of Lending Benefits A “Continuum of Lending” platform provides significant benefits The Continuum allows lenders to improve “stickiness” of clientele and hold onto key borrowers longer The Continuum provides an ideal platform to cross-sell products and services to a borrower By adding one-stop shop/complimentary loan products, we enhance our ability to hold onto profitable relationships longer, across the lending continuum By having a Continuum of Lending platform, we will be able to offer borrowers economic incentives to stay within the Great Elm family The Continuum allows for customer acquisition costs to be spread across platforms The Continuum provides an incentive within all Specialty Finance verticals to refer business and work in a collaborative manner

Focus and Execution Great Elm is utilizing a 3-pronged approach to build out its specialty finance platform: Strategic Acquisitions: Opportunities which allow Great Elm to further build out its specialty finance platform, expand its continuum of lending strategy and add complementary lines of business. 2019 – Prestige  Factoring 2021 – Lenders Funding  Provider of Participant Capital to SFCs 2022 – Sterling Commercial Credit  Asset Based/Backed Lending Platform Joint Venture/Strategic Relationships:  Situations where Great Elm can help a third party platform by providing capital that will allow for larger deal execution. Additionally, Great Elm can partner with banks by providing last out financing on their ABLs or with groups that have specific expertise (i.e. liquidation firms). This strategy should increase overall deal flow to the GESF family and allow Great Elm to piggyback off of partners skill sets to generate attractive risk-adjusted returns. Direct Originations: Proprietary originations send a clear message to the market that GESF is an active player in the asset backed and specialty finance market. Furthermore, direct originations provide currency that will encourage strategic partners to work with us. If GESF can deliver deal flow, groups with capital will place a premium on working with Great Elm to create a Joint Venture or partnership. Finally, these transactions offer GECC tremendous risk-adjusted investment opportunities.

GECC’s Specialty Finance Growth Specialty Finance Percentage of GECC’s Investable Assets(1) Investible Assets = Investments + Cash, net of unsettled trades. Target 50.0%

Great Elm Specialty Finance Great Elm Specialty Finance (“GESF”) is a holding company that was created for GECC’s existing Specialty Finance investments and all future specialty finance acquisitions, strategic partnerships, and direct origination opportunities The following chart highlights the GESF’s Organizational Structure including existing platforms (shaded below) and other areas into which GESF may look to expand Direct Origination is critical as these efforts will provide deal flow for all of our specialty finance verticals Great Elm Specialty Finance Prestige Capital Lenders Funding Sterling Commercial Credit Real Estate Industry Specific Junior Capital Direct Origination

Provider of “spot factoring” services, providing clients with opportunities to sell individual accounts receivable for upfront payments GESF: Prestige Capital Finance Functional Prestige purchases the individual accounts receivable of creditworthy companies from its clients. It typically advances 75%-85% of the receivable to the client upfront and remits the rest to the client (less Prestige’s fee) upon payment of the receivable Diversified Customer Base Prestige’s clients are generally unable to access traditional bank financing to meet their capital needs but have accounts receivable from creditworthy companies Limited Risk The combination of clients’ capital needs and receivables from creditworthy counterparties allows Prestige to consistently underwrite profitable business while taking limited corporate credit risk Experienced Over 30 years in business and through $6+ billion of transactions factored, Prestige has a track record of strong credit underwriting with minimal losses

GESF: Lenders Funding Private funding and risk sharing source for factors and asset-based lenders Purchases participations in factoring and asset-based lending transactions as well as provides working capital solutions to customers under a variety of lending programs Founder and CEO Robert Zadek continues to lead the business and maintains an equity interest Long-term track record of profitable growth In September 2021, GECC purchased a majority interest in Lenders Funding for $7.25 million, consisting of: $4 million in cash and $3.25 million in GECC shares issued at GECC’s NAV In connection with the transaction, GECC issued to Lenders Funding $10 million of additional GECC shares at NAV in exchange for a subordinated note in an equal principal amount The proceeds from the transaction were retained by Lenders Funding to help support the growth of the business Transaction Details

GESF: Sterling Commercial Credit Provider of asset-based loans to small and middle market companies throughout the United States Provides short term, asset-based loans and working capital solutions to small businesses with annual sales typically between $3 Million and $10 Million Management continues to lead the business and maintains an equity interest Long-term track record of profitable growth In February 2022, GECC purchased a majority interest in Sterling for $7.5 million, consisting of: $4.9 million in cash and $2.6 million in GECC shares issued at GECC’s NAV In connection with the acquisition, GECC provided subordinated debt to Sterling to fund growth initiatives The proceeds from the transaction were retained by Sterling to help support the growth of the business Transaction Details

Financial Review (Quarter Ended 6/30/2022)

Financial Review: Per Share Data Q2/2021 Q3/2021 Q4/20211 Q1/20222 Q2/2022 Earnings Per Share (“EPS”) $0.63 ($0.79) ($4.95) ($1.12) ($0.87) Net Investment Income (“NII”) Per Share $0.54 $0.39 $1.58 $1.31 $0.23 Net Realized and Unrealized Gains / (Losses) Per Share $0.10 ($1.18) ($6.53) ($2.43) ($1.10) Net Asset Value Per Share at Period End $23.40 $22.17 $16.63 $15.06 $12.84 Distributions Paid / Declared Per Share $0.60 $0.60 $0.60 $0.60 $0.45 In the quarter ended December 31, 2021, GECC reversed approximately $5.2 million of previously accrued incentive fees which benefited NII by $1.16 per share in the period. In the quarter ended March 31, 2022, GECC reversed approximately $4.9 million of previously accrued incentive fees which benefited NII by $1.06 per share in the period. Financial Highlights – Per Share Data

Financial Review: Quarterly Operating Results

GREAT ELM CAPITAL
Great Elm Capital Corp.

$ in $000s	Q2/2021	Per Share[2]	Q3/2021	Per Share[2]	Q4/2021[1]	Per Share[2]	Q1/2022	Per Share[2]	Q2/2022	Per Share[2]
Total Investment Income[3]	**$6,233**	**$1.59**	**$7,373**	**$1.85**	**$6,353**	**$1.42**	**$5,558**	**$1.22**	**$5,513**	**$1.06**
Interest Income	5,092	1.30	5,872	1.47	4,774	1.06	4,041	0.89	3,734	0.72
Dividend & Other Income	1,141	0.29	1,501	0.38	1,579	0.36	1,517	0.33	1,779	0.34
Net Operating Expenses	**4,130**	**1.05**	**5,800**	**1.46**	**(800)**	**(0.18)**	**(398)**	**(0.09)**	**4,325**	**0.83**
Management fees	765	0.20	876	0.22	881	0.20	780	0.17	771	0.15
Incentive fees[4]	398	0.10	382	0.10	(5,211)	(1.16)	(4,854)	(1.06)	0	0.00
Total Investment Management fees	1,163	0.30	1,258	0.32	4,330	(0.96)	4,074	(0.89)	771	0.15
Administration fees	180	0.05	175	0.04	162	0.04	221	0.05	262	0.05
Directors' fees	56	0.01	61	0.02	61	0.01	63	0.01	44	0.01
Interest expense	2,291	0.58	3,147	0.79	2,792	0.62	2,670	0.59	2,667	0.51
Professional services	251	0.06	937	0.24	324	0.07	418	0.09	373	0.07
Custody fees	13	0.00	13	0.00	15	0.00	14	0.00	14	0.00
Other	194	0.05	209	0.05	176	0.05	191	0.04	194	0.04
Income Tax, Including Excise Tax	0	0.00	0	0.00	48	0.01	101	0.02	0	0.00
Net Investment Income	**$2,103**	**$0.54**	**$1,573**	**$0.39**	**$7,149**	**$1.58**	**$5,954**	**$1.31**	**$1,188**	**$0.23**

(1) In the quarter ended December 31, 2021, GECC reversed approximately $5.2 million of previously accrued incentive fees which benefited NII by $1.16 per share in the period.
(2) The per share figures are based on a weighted average of the shares outstanding for the preceding quarter, except where such amounts need to be adjusted to be consistent with the financial highlights of our consolidated financial statements.
(3) Total investment income includes PIK income and net accretion of OID and market discount.
(4) Incentive fees include the reversal of certain accrued incentive fees.

August 2022
© 2022 Great Elm Capital Corp.
27

Financial Review: Portfolio Q2/2021 Q3/2021 Q4/2021 Q1/2022 Q2/2022 Capital Deployed $49.9 million $72.3 million $34.2 million $27.4 million $44.7 million Investments Monetized $35.5 million $30.0 million $40.3 million $26.9 million $34.0 million Total Fair Value of Investments at Period End1 $209.4 million $246.7 million $212.1 million $199.3 million $204.6 million Net Asset Value at Period End $91.7 million $99.4 million $74.6 million $69.3 million $97.6 million Total Assets at Period End $397.8 million $415.2 million $426.3 million $315.8 million $346.5 million Total Debt Outstanding at Period End (Par Value) $138.4 million2 $151.7 million $145.9 million $145.9 million $145.9 million Debt to Equity Ratio at Period End 1.51x 1.53x 1.96x 2.11x 1.50x Cash at Period End3 $29.1 million4 $20.6 million $9.1 million $8.5 million $34.15 million Total Fair Value of Investments does not include investments in short-term securities, including United States Treasury Bills. Total debt outstanding excludes the Company’s 6.50% senior notes due 2022 (NASDAQ: GECCL), which were called prior to quarter end and subsequently redeemed at 100% of their principal amount, plus accrued and unpaid interest through the redemption date on July 23, 2021. Cash does not include our holdings in United States Treasury Bills or Restricted Cash. Comprised of $59.8 million of gross cash less $30.7 million reserved for the July 23rd redemption of our unsecured notes due 2022 Comprised of $1.7 million of cash and $32.4 million of cash and money market securities. Financial Highlights - Portfolio

Distributions

Quarterly Cash Distributions In addition, the company’s Board of Directors has approved a $0.45 per share cash distribution for the quarter ending December 31, 2022. The cash distribution equates to a 14.5% annualized dividend yield on our closing market price on August 3, 2022 of $12.42 and a 14.0% annualized dividend yield on our pro forma NAV of $12.84 per share The record and payment dates for the cash distribution are expected to be set in the fourth quarter, pursuant to authority granted by our Board of Directors On May 11, 2022, the Company announced that its Board of Directors approved a quarterly cash distribution of $0.45 per share for the quarter ending September 30, 2022 The third quarter cash distribution will be payable on September 30, 2022 to stockholders of record as of September 15, 2022 Quarterly Distributions Quarter Ending December 31, 2022 Quarter Ending September 30, 2022

General Risks Debt instruments are subject to credit and interest rate risks.   Credit risk refers to the likelihood that an obligor will default in the payment of principal or interest on an instrument. Financial strength and solvency of an obligor are the primary factors influencing credit risk. In addition, lack or inadequacy of collateral or credit enhancement for a debt instrument may affect its credit risk. Credit risk may change over the life of an instrument, and debt instruments that are rated by rating agencies are often reviewed and may be subject to downgrade. Our debt investments either are, or if rated would be, rated below investment grade by independent rating agencies. These “junk bonds” and “leveraged loans” are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may be illiquid and difficult to value and typically do not require repayment of principal before maturity, which potentially heightens the risk that we may lose all or part of our investment.   Interest rate risk refers to the risks associated with market changes in interest rates. Interest rate changes may affect the value of a debt instrument indirectly (especially in the case of fixed rate obligations) or directly (especially in the case of an instrument whose rates are adjustable). In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors).   GECC utilizes leverage to seek to enhance the yield and net asset value of its common stock. These objectives will not necessarily be achieved in all interest rate environments. The use of leverage involves risk, including the potential for higher volatility and greater declines of GECC’s net asset value, fluctuations of dividends and other distributions paid by GECC and the market price of GECC’s common stock, among others. The amount of leverage that GECC may employ at any particular time will depend on, among other things, our Board’s and our adviser’s assessment of market and other factors at the time of any proposed borrowing.   As part of our lending activities, we may purchase notes or make loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financings may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. We cannot assure you that we will correctly evaluate the value of the assets collateralizing our investments or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a portfolio company, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the investment advanced by us to the borrower.

Investor Relations Contact: Garrett Edson investorrelations@greatelmcap.com Contact Information